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                                                                    EXHIBIT 23.2








                         CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Independent Public Accountants" and to the use of our report dated January 18, 2002 with respect to the financial statements of Chroma Systems Partners, in Amendment No. 2 to the Registration Statement (Form S-4) and related prospectus of Collins & Aikman Floorcoverings, Inc. for the registration of $175,000,000 9 3/4% Senior Subordinated Notes due 2010.




/s/ Kushner, Smith, Joanou & Gregson, LLP

Irvine, California
August 2, 2002